Exhibit 32.1

CERTIFICATION

OF

CHIEF EXECUTIVE OFFICER

AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas L. Monahan III, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Annual Report on Form 10-K of The Corporate Executive Board Company for the fiscal year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of The Corporate Executive Board Company.

Date: March 3, 2014

/s/ Thomas L. Monahan III
Thomas L. Monahan III Chairman of the Board of Directors and Chief Executive Officer

I, Richard S. Lindahl, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Annual Report on Form 10-K of The Corporate Executive Board Company for the fiscal year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of The Corporate Executive Board Company.

Date: March 3, 2014

/s/ Richard S. Lindahl
Richard S. Lindahl Chief Financial Officer